SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
                           THE SECURITIES ACT OF 1934


         Date of Report (Date of earliest event reported): May 24, 2006


                       TASCO HOLDINGS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)

                         Commission File Number 0-32201


       DELAWARE                                           33-0824714
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                      23 Brigham Road, Worcester, MA 01609
               (Address of Principal Executive Offices) (Zip Code)


                                 (508) 755-0754
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange
      Act (17 CFR 240.13e-4(c))

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding the proposed transaction, the expected completion of the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and other statements about expectations, beliefs, goals and plans constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should be considered to be forward- looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the proposed transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in Bio-Matrix Scientific Group's industry, changes in government regulation, and other risks that are described in Tasco Holdings International Incorporated's Annual Report on Form 10-K for the year ended September 30, 2005, and its quarterly report on Form 10-Q for the quarter ended March 31, 2006. In addition, any forward-looking statements represent Tasco Holdings International Inc.'s estimates only as of today and should not be relied upon as representing Tasco Holdings International Inc.'s estimates as of any subsequent date. Tasco Holdings International Inc. disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release, except as required by law.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2006, Tasco Holdings International Inc., a corporation formed under the laws of the State of Delaware (the "Company"), and Bio-Matrix Scientific Group, a Delaware Corporation ("Bio-Matrix Delaware" or "Parent") entered into a non-binding letter of intent ("LOI") providing for the acquisition of all of the outstanding common stock of Bio Matrix Scientific Group, a Nevada Corporation ("Bio-Matrix Nevada" or "Subsidiary") a wholly-owned subsidiary of Bio-Matrix Delaware.

The LOI contemplates an acquisition under the terms of which the Company will issue 10 million shares of its common stock to Bio-Matrix Delaware in consideration for 100% of the stock of Bio-Matrix Nevada. The LOI also contemplates the CEO of Company to enter into an agreement to cancel 10 million common shares of Company stock registered in his name. Assuming the issuance of 10 million shares of common stock of the Company to Bio-Matrix Delaware and the cancellation of 10 million shares currently registered to the Company's CEO, the holders of the shares of the Company's common stock prior to the transaction will retain approximately 22% of the equity of the Company subsequent to the transaction.

Consummation of the transaction is subject to a number of conditions, including:

     *    The execution of a definitive agreement

     *    Completion of satisfactory due diligence by both parties

     * Definitive approval by the board of directors of the Company of the Acquisition Agreement and all transactions and developments contemplated thereby.

There can be no assurance that the transaction contemplated by the Acquisition Agreement will be consummated on a timely basis, if at all.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

10.1 Letter of Intent, dated as of May 24, 2006, by and among Tasco Holdings International Inc., and Bio-Matrix Scientific Group Inc., a Delaware Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 26, 2006

                                   TASCO HOLDINGS INTERNATIONAL INC.


                                   /s/ John Lauring
                                   -----------------------------------------
                                   John Lauring
                                   Chief Executive Officer

                                       2